Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces Fiscal Year 2012 Third Quarter Results

Carlsbad, Calif. – February 6, 2012 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the fiscal third quarter ended December 30, 2011 including new contract awards of $211.9 million, revenues of $205.0 million, Adjusted EBITDA of $36.9 million, and non-GAAP diluted net income attributable to ViaSat common stockholders of $0.26 per share, or $0.12 per share on a diluted GAAP basis. Year-to-date, ViaSat reported new contract awards of $711.2 million, revenues of $623.1 million, Adjusted EBITDA of $112.1 million, and non-GAAP diluted net income attributable to ViaSat common stockholders of $0.74 per share, or $0.34 per share on a diluted GAAP basis.

“Our third quarter financial results were generally in line with our expectations,” said Mark Dankberg, ViaSat CEO and chairman. “New orders, revenue and backlog are growing compared to last fiscal year, but costs associated with the ViaSat-1 launch delay weigh on earnings. Now, with the successful launch of the groundbreaking ViaSat-1 satellite in October and the subsequent introduction of our new high-speed ExedeSM broadband service early in 2012, we can really grow our broadband subscriber base for the first time since the WildBlue acquisition two years ago.”

Financial Results1

(In millions, except per share data)	Q3 FY12	Q3 FY11	First 9 Mos. FY12	First 9 Mos. FY11
Revenues	$205.0	$195.9	$623.1	$585.8
Adjusted EBITDA[2]	$36.9	$37.3	$112.1	$118.0
Net income[3]	$5.1	$12.9	$14.9	$24.0
Diluted per share net income [3]	$0.12	$0.30	$0.34	$0.56
Non-GAAP net income [3,4]	$11.6	$18.6	$32.7	$41.9
Non-GAAP diluted per share net income [3,4]	$0.26	$0.43	$0.74	$0.98
Fully diluted weighted average shares	44.3	43.4	44.0	42.8

New contract awards	$211.9	$175.9	$711.2	$582.5
Sales backlog[5]	$575.3	$523.5	$575.3	$523.5

[1]

ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2012 end on July 1, 2011, September 30, 2011, December 30, 2011, and March 30, 2012.

[2]

Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense and acquisition related expenses. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

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[3]	Attributable to ViaSat Inc. common stockholders.
[4]

All non-GAAP net income numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

[5]	Amounts include certain backlog adjustments due to contract changes and amendments.

Government Systems Segment

The Government Systems segment posted quarterly revenues of $94.9 million, a slight decrease of 2.8% from the third quarter of fiscal year 2011. The decrease was due to lower sales of information assurance and tactical data link products, offset partly by an increase in broadband networking service revenues for military customers. Adjusted EBITDA for the Government Systems segment was $19.8 million in the third quarter of fiscal year 2012, compared to $14.4 million in the same period of the prior fiscal year. New contract awards in our Government Systems segment for the third quarter of fiscal year 2012 were $114.3 million. Year to date, Government Systems revenue was $284.4 million, an increase of 1.1% from the same period of the prior fiscal year.

Commercial Networks Segment

In the Commercial Networks segment, revenues were $54.4 million for the third quarter of fiscal year 2012, a 39.4% increase from the third quarter of fiscal year 2011. The revenue increase was primarily due to increased sales of antenna systems products, satellite payload technology development programs, consumer broadband products, and mobile broadband satellite communication systems, offset by decreased sales of enterprise VSAT networks and products. Adjusted EBITDA for the Commercial Networks segment shows a loss of $0.1 million in the third quarter of fiscal year 2012, compared to a loss of $1.0 million in the same period of the prior fiscal year. New contract awards in our Commercial Networks segment for the third quarter of fiscal year 2012 were $41.9 million. Year to date, Commercial Networks revenues were $170.7 million, an increase of 32.4% from the same period of the prior fiscal year.

Satellite Services Segment

Our Satellite Services segment contributed revenues of $55.7 million for the third quarter of fiscal year 2012, a 6.2% decrease compared to the third quarter of fiscal year 2011, primarily from a decrease in WildBlue® services due to the lower number of wholesale subscribers as our sales channels provisioned fewer customers with existing service plans in anticipation of the commencement of our new ExedeSM service offerings in

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January 2012. Adjusted EBITDA for the Satellite Services segment was $17.3 million in the third quarter of fiscal year 2012, compared to $24.0 million in the same period of the prior fiscal year. New contract awards in our Satellite Services segment for the third quarter of fiscal year 2012 were $55.7 million. Year to date, Satellite Services revenues were $167.9 million, a decrease of 4.3% from the same period of the prior fiscal year.

Selected Fiscal Third Quarter Business Highlights

•	Completed major milestones in our high-capacity satellite system project:

•	Successfully launched ViaSat-1 into geosynchronous orbit;

•	Completed all in-orbit testing, including initial data transmissions over the satellite using our next-generation SurfBeam® 2 gateways and terminals;

•

Subsequent to quarter end, announced the new ExedeSM by ViaSat residential services at the International Consumer Electronics Show, which are expected to offer unprecedented satellite broadband services with data download speeds at up to 12 Mbps with prices beginning at $50 per month;

•

Subsequent to quarter end, commenced commercial service and began adding broadband service subscribers, and turned on service through 75% of the gateways and service beams, remaining on schedule to complete full commissioning of our next-generation broadband network later this month; and

•	Signed distribution agreements with the National Rural Telecommunications Cooperative and DISH Network to sell customer premises equipment and wholesale broadband services.

•	Received over $44 million in follow-on orders to provide equipment and broadband services to the U.S. military supporting various airborne operations

•

Conducted a demonstration of our airborne mobile broadband system for members of the U.S. armed services, transmitting full-motion, encrypted HD video at industry-leading speeds up to 8 Mbps using an ultra-small aperture 12-inch Ka-band satellite tracking antenna

•	Received TechAmerica Foundation’s 2011 American Technology Award in the telecommunications field for the ViaSat-1 satellite

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to growth in subscriber base, new orders, revenue and backlog. Readers are

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cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement ViaSat-1 broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued turmoil in global financial markets and economies; delays in approving U.S. government budgets; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and enhancements; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products; our level of indebtedness and ability to comply with applicable debt covenants; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat Inc. will host a conference call to discuss these fiscal year 2012 third quarter results at 5:00 p.m. Eastern Time on Monday, February 6, 2012. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Monday, February 6 until midnight on Tuesday, February 7 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 48592680. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and remote network access to fixed sites or on-the-move. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies and products to the U.S. and allied governments; is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services; and offers high-speed Ka-band satellite broadband, featuring ViaSat-1, the world’s highest capacity satellite. ViaSat also offers design capabilities and a number of

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complementary products including monolithic microwave integrated circuits and modules, DVB-S2 satellite communication components, video data link systems, data acceleration and compression, and mobile satellite antenna systems. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. Non-GAAP net income attributable to ViaSat Inc. excludes the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expenses and acquisition related expenses. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs and to evaluate future growth opportunities. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis,” “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” and “An Itemized Reconciliation Between Segment Operating Profit (Loss) Before Corporate and Amortization of Acquired Intangible Assets and Adjusted EBITDA” contained in this release.

ExedeSM is a service mark of ViaSat Inc.

WildBlue® and SurfBeam® are registered trademarks of ViaSat Inc.

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Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
Revenues:
Product revenues	$121,862	$126,434	$391,019	$379,022
Service revenues	83,102	69,507	232,070	206,812

Total revenues	204,964	195,941	623,089	585,834

Operating expenses:
Cost of product revenues	89,463	95,009	289,657	278,174
Cost of service revenues	57,318	41,923	160,838	122,682
Selling, general and administrative	45,640	40,413	131,752	121,286
Independent research and development	5,999	6,661	18,502	21,597
Amortization of acquired intangible assets	4,752	4,923	14,291	14,627

Income from operations	1,792	7,012	8,049	27,468
Interest expense, net	(311)	(14)	(483)	(2,903)

Income before income taxes	1,481	6,998	7,566	24,565
(Benefit from) provision for income taxes	(3,637)	(5,929)	(7,315)	437

Net income	5,118	12,927	14,881	24,128
Less: Net (loss) income attributable to the noncontrolling interest, net of tax	(22)	3	7	157

Net income attributable to ViaSat Inc.	$5,140	$12,924	$14,874	$23,971

Diluted net income per share attributable to ViaSat Inc. common stockholders	$0.12	$0.30	$0.34	$0.56

Diluted common equivalent shares	44,333	43,352	44,015	42,799

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT INC.
ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Nine months ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
GAAP net income attributable to ViaSat Inc.	$5,140	$12,924	$14,874	$23,971
Amortization of acquired intangible assets	4,752	4,923	14,291	14,627
Acquisition related expenses	—	—	—	1,379
Stock-based compensation expense	5,799	4,377	14,778	12,690
Income tax effect	(4,085)	(3,602)	(11,245)	(10,778)

Non-GAAP net income attributable to ViaSat Inc.	$11,606	$18,622	$32,698	$41,889

Non-GAAP diluted net income per share attributable to ViaSat Inc. common stockholders	$0.26	$0.43	$0.74	$0.98

Diluted common equivalent shares	44,333	43,352	44,015	42,799

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT INC.
AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Nine months ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
GAAP net income attributable to ViaSat Inc.	$5,140	$12,924	$14,874	$23,971
(Benefit from) provision for income taxes	(3,637)	(5,929)	(7,315)	437
Interest expense, net	311	14	483	2,903
Depreciation and amortization	29,331	25,905	89,238	76,608
Stock-based compensation expense	5,799	4,377	14,778	12,690
Acquisition related expenses	—	—	—	1,379

Adjusted EBITDA	$36,944	$37,291	$112,058	$117,988

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AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended December 30, 2011				Three months ended December 31, 2010
	Government Systems	Commercial Networks	Satellite Services	Total	Government Systems	Commercial Networks	Satellite Services	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$13,062	$(5,159)	$(1,359)	$6,544	$8,166	$(4,160)	$7,929	$11,935
Depreciation *	4,076	2,345	17,341	23,762	4,102	1,660	15,235	20,997
Stock-based compensation expense	2,646	2,111	1,042	5,799	2,089	1,497	791	4,377
Other amortization	—	568	251	819	—	—	—	—
Acquisition related expenses	—	—	—	—	—	—	—	—

Adjusted EBITDA before other	$19,784	$(135)	$17,275	36,924	$14,357	$(1,003)	$23,955	37,309

Other				20				(18)

Adjusted EBITDA				$36,944				$37,291

	Nine months ended December 30, 2011				Nine months ended December 31, 2010
	Government Systems	Commercial Networks	Satellite Services	Total	Government Systems	Commercial Networks	Satellite Services	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$34,775	$(11,270)	$(1,165)	$22,340	$22,632	$(7,677)	$27,096	$42,051
Depreciation *	12,259	7,358	52,145	71,762	11,371	5,213	45,396	61,980
Stock-based compensation expense	6,969	4,820	2,989	14,778	6,194	4,444	2,052	12,690
Other amortization	—	2,331	855	3,186	—	—	—	—
Acquisition related expenses	—	—	—	—	866	—	513	1,379

Adjusted EBITDA before other	$54,003	$3,239	$54,824	112,066	$41,063	$1,980	$75,057	118,100

Other				(8)				(112)

Adjusted EBITDA				$112,058				$117,988

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on sales, which management believes is a reasonable method.

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Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	As of December 30, 2011	As of April 1, 2011
Assets

Current assets:
Cash and cash equivalents	$45,842	$40,490
Accounts receivable, net	184,299	191,889
Inventories	129,763	98,555
Deferred income taxes	18,581	18,805
Prepaid expenses and other current assets	51,411	21,141

Total current assets	429,896	370,880

Property, equipment and satellites, net	872,834	766,139
Other acquired intangible assets, net	67,226	81,889
Goodwill	83,151	83,532
Other assets	126,556	103,308

Total assets	$1,579,663	$1,405,748

	As of December 30, 2011	As of April 1, 2011
Liabilities and Equity

Current liabilities:
Accounts payable	$62,880	$71,712
Accrued liabilities	139,360	130,583
Current portion of other long-term debt	1,226	1,128

Total current liabilities	203,466	203,423
Senior Notes due 2016, net	272,667	272,296
Other long-term debt	171,089	61,946
Other liabilities	45,242	23,842

Total liabilities	692,464	561,507

Total ViaSat Inc. stockholders’ equity	883,076	840,125
Noncontrolling interest in subsidiary	4,123	4,116

Total equity	887,199	844,241

Total liabilities and equity	$1,579,663	$1,405,748